UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 2100 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Basic Energy Services, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 21, 2014 in Fort Worth, Texas (the “Annual Meeting”):

(1)	to elect three Class III directors to serve until the annual meeting of stockholders in 2017;

(2)	to approve, on a non-binding advisory basis, the named executive officer compensation as disclosed in the Company’s proxy statement for the Annual Meeting; and

(3)	to ratify the appointment of KPMG LLP as the Company’s independent auditor for fiscal year 2014.

A total of 37,379,388 shares of the Company’s common stock were present at the meeting in person or by proxy, which represented approximately 87% of the outstanding shares of the Company’s common stock as of April 8, 2014, the record date for the Annual Meeting.

Proposal 1: Director nominees were elected at the Annual Meeting based on the following vote tabulation:

	Votes “For”	Votes “Withheld”	Broker Non-Votes
James S. D’Agostino, Jr.	33,466,660	370,340	3,542,388
Kenneth V. Huseman	32,835,571	1,001,429	3,542,388
Thomas P. Moore, Jr.	33,457,544	379,456	3,542,388

Proposal 2: The vote to approve, on a non-binding advisory basis, the Company’s named executive officer compensation as disclosed in the proxy statement was approved as follows:

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
33,085,982	678,287	72,731	3,542,388

Proposal 3: The ratification of the appointment of KPMG LLP as the Company’s independent auditor for fiscal year 2014 was approved as follows:

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
37,287,807	50,798	40,783	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: May 22, 2014	By:	/s/ Alan Krenek
	Name:	Alan Krenek
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary